UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2018

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2018, Edward L. Monser indicated that he would retire as President of Emerson Electric Co. (the “Company”), effective October 1, 2018.

Also on August 13, 2018, the Company determined that upon Mr. Monser’s retirement, Michael H. Train, [55], the Company’s current Executive President of Automation Solutions, will succeed Mr. Monser and be named as the Company’s President. Mr. Train’s replacement at Automation Solutions will be named later. Mr. Train will serve as Chairman of that platform.

Mr. Train has been with Emerson for 27 years and has served as Executive President of Automation Solutions since October 2016. Prior to that, Mr. Train was Executive Vice President—Automation Solutions from May 2016 through October 2016 and President of Global Sales for Emerson Process Management from 2010 through May 2016.

A copy of a press release dated August 14, 2018 announcing Mr. Monser’s retirement and Mr. Train’s appointment is attached hereto as Exhibit 99.1.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, competitive and technological factors, and the impact of the Tax Cuts and Jobs Act, among others, as set forth in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release dated August 14, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 14, 2018	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary